UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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ELLIE MAE, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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4420 ROSEWOOD DRIVE
PLEASANTON, CALIFORNIA 94588
PROXY STATEMENT SUPPLEMENT
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 18, 2018
May 7, 2018
To the Stockholders of Ellie Mae, Inc.:
The following information supplements the discussion contained in the opposition statement to Proposal 6--Stockholder Proposal Requesting the Company to Amend Governing Documents to Allow Stockholders to Call a Special Meeting--beginning on page 26 in the definitive proxy statement (the “Proxy Statement”) on Schedule 14A filed by Ellie Mae, Inc. (the “Company,” “we,” “us” or “our”) with the Securities and Exchange Commission (the “SEC”) on April 4, 2018. The Proxy Statement relates to the Company’s annual meeting of stockholders to be held on May 18, 2018. This information is also contained in a Current Report on Form 8-K that we filed with the SEC on May 7, 2018.
Except as described in this supplement, the information provided in the Proxy Statement continues to apply. This supplement should be read in conjunction with the Proxy Statement.
Amended and Restated Bylaws
On May 7, 2018, the board of directors (the “Board”) of Ellie Mae, Inc. (the “Company”) amended and restated the Company’s bylaws to clarify the procedures with respect to the ability of stockholders to request the Board to call a special meeting of stockholders
Section 2.3 of the bylaws has been amended to clarify that the Board shall call a special meeting of stockholders upon the written request of one or more stockholders holding in the aggregate 25% or more of the voting power of the Company entitled to vote on the business to be brought before the meeting, subject to the terms and conditions set forth in the bylaws. This amendment aligns the bylaws with the Company’s Amended and Restated Certificate of Incorporation with respect to the ability to call special meetings of stockholders.
The foregoing summary of the amendment and restatement of the Company’s bylaws is qualified in its entirety by reference to the full text of the Company’s amended and restated bylaws, a copy of which is filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 7, 2018.